Exhibit (h)(2)(xviii)

AMENDMENT NO. 7

TO THE

FOURTH AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

Amendment No. 7 to the Fourth Amended and Restated Expense Limitation Agreement, dated as of May 1, 2006, between AXA Equitable Life Insurance Company (“AXA Equitable” or the “Manager”) and EQ Advisors Trust (the “Trust”).

The Manager and Trust hereby agree to modify and amend the Fourth Amended and Restated Expense Limitation Agreement dated as of May 1, 2002, as amended by Amendment No. 1 dated as of May 1, 2003, Amendment No. 2 dated as of May 1, 2004, Amendment No. 3 dated as of October 1, 2004, Amendment No. 4 dated as of May 1, 2005, Amended No. 5 dated as of September 30, 2005 and Amendment No. 6 dated as of October 1, 2005 (collectively, the “Agreement”) between them as follows:

1.	Amendment No. 7 clarifies the fees and expenses eligible for reimbursement by the Manager, sets forth the new maximum annual operating expense limits for the EQ/Evergreen Omega Portfolio and EQ/JPMorgan Core Bond Portfolio as well as the current names of each of the portfolios included in this Agreement.

2.	Expense Limitation. Paragraph 1.1 of the Agrement:

Applicable Expense Limit. To the extent that the aggregate expenses of every character incurred by a Portfolio in any fiscal year, including but not limited to organizational costs, investment management fees or administration fees of the Manager (but excluding interest, taxes, brokerage commissions, other expenditures that are capitalized in accordance with generally accepted accounting principles, other extraordinary expenses not incurred in the ordinary course of such Portfolio’s business and amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act ) (“Fund Operating Expenses”), exceed the Maximum Annual Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the “Excess Amount”) shall be the liability of the Manager.

Paragraph 1.3 of the Agreement:

Method of Computation. To determine the Manager’s liability with respect to the Excess Amount, each month the Fund Operating Expenses for each Portfolio shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses for any month of a Portfolio exceed the Maximum Annual Operating Expense Limit of such Portfolio, the Manager shall first waive or reduce its investment management fee for such month by an amount sufficient to reduce the annualized Fund Operating Expenses to an amount no higher than the Maximum Annual Operating Expense Limit. If the amount of the waived or reduced investment management fee for any such month is insufficient to pay the Excess Amount, the Manager shall then waive or reduce its administration fee for such month by an amount sufficient to reduce the annualized Fund Operating Expenses to an amount higher than the Maximum Annual Operating Expense Limit. If the amount of the waived or reduced investment management fee and administration fee for any such month is insufficient to pay the Excess Amount, the Manager may also remit to the appropriate Portfolio or Portfolios an amount that, together with the waived or reduced investment management fee and administration fee, is sufficient to pay such Excess Amount.

3.	Reimbursement of Fee Waivers and Expense Reimbursements. Paragraph 2.1 of the Agreement:

Reimbursement. If in any year in which the Management Agreement and Mutual Funds Services Agreement are still in effect, the estimated aggregate Fund Operating Expenses of such Portfolio for the fiscal year are less than the Maximum Annual Operating Expense Limit for that year, the Manager shall be entitled to reimbursement by such Portfolio, in whole or in part as provided below, of the investment management fees and administration fees waived or reduced and other payments remitted by the Manager to such Portfolio pursuant to Section 1 hereof. The total amount of reimbursement to which the Manager may be entitled (“Reimbursement Amount”) shall equal, at any time, the sum of all investment management fees and administration fees previously waived or reduced by the Manager and all other payments remitted by the Manager to the Portfolio, pursuant to Section 1 hereof, during any of the previous five (5) fiscal years (or previous three (3) fiscal years) as set forth in Schedule B of the Agreement, less any reimbursement previously paid by such Portfolio to the Manager, pursuant to Section 2.2 hereof, with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount.

4.	Term and Termination of Agreement. Paragraph 3 of the Agreement:

This Agreement shall continue in effect with respect to all Portfolios until April 30, 2007 and shall thereafter continue in effect with respect to each Portfolio from year to year provided such continuance is specifically approved by both a majority of the Trustees of the Trust who (1) are not “interested persons” of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement (“Non-Interested Trustees”) and the Manager. This Agreement shall terminate automatically upon the termination of the Management Agreement or Mutual Fund Services Agreement; provided, however, that a Portfolio’s obligation to reimburse the Manager as described above, will survive the termination of this Agreement unless the Trust and the Manager agree otherwise.

5.	Miscellaneous. Paragraph 4.3 of the Agreement:

Definitions. Any question or interpretation of any term or provision of this Agreement, including but not limited to, the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement, the Mutual Fund Services Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement, Mutual Fund Services Agreement or the 1940 Act.

6.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 5 to Schedule A attached hereto.

7.	Schedule B. Schedule B to the Agreement, which sets forth the reimbursement periods for each of the Portfolios of the Trust is hereby replaced in its entirety by the Amendment No. 5 to Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 7 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Kenneth T. Kozlowski	By:	/s/ Steven M. Joenk
	Kenneth T. Kozlowski		Steven M. Joenk
	Chief Financial Officer		Senior Vice President

AMENDMENT NO. 7

SCHEDULE A

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Name of Portfolio	Maximum Annual Operating Expense Limit
(Class A)
EQ/Alliance International Portfolio	0.85%
EQ/Alliance Large Cap Growth Portfolio	0.80%
EQ/Ariel Appreciation II Portfolio	0.90%
EQ/Bernstein Diversified Value Portfolio	0.70%
EQ/Calvert Socially Responsible Portfolio	0.80%
EQ/Capital Guardian Growth Portfolio	0.70%
EQ/Capital Guardian International Portfolio	0.95%
EQ/Capital Guardian Research Portfolio	0.70%
EQ/Capital Guardian U.S. Equity Portfolio	0.70%
EQ/Evergreen Omega Portfolio	0.90%
EQ/Evergreen International Bond Portfolio	0.90%
EQ/FI Mid Cap Portfolio	0.75%
EQ/FI Mid Cap Value Portfolio	0.85%
EQ/Janus Large Cap Growth Portfolio	0.90%
EQ/JPMorgan Value Opportunities Portfolio	0.70%
EQ/JPMorgan Core Bond Portfolio	0.60%
EQ/Lazard Small Cap Value Portfolio	0.85%
EQ/Legg Mason Value Equity Portfolio	0.75%
EQ/Lord Abbett Growth and Income Portfolio	0.75%
EQ/Lord Abbett Mid Cap Value Portfolio	0.80%
EQ/Lord Abbett Large Cap Core Portfolio	0.75%
EQ/Marsico Focus Portfolio	0.90%
EQ/MFS Investors Trust Portfolio	0.70%
EQ/Mercury Basic Value Equity Portfolio	0.70%
EQ/Small Company Index Portfolio	0.60%
EQ/Van Kampen Comstock Portfolio	0.75%
EQ/Van Kampen Emerging Markets Equity Portfolio	1.55%
EQ/Van Kampen Mid Cap Growth Portfolio	0.80%
EQ/Wells Fargo Montgomery Small Cap Portfolio	1.05%

AMENDMENT NO. 7

SCHEDULE B

REIMBURSEMENT PERIOD

Five Year Reimbursement Period:

EQ/Bernstein Diversified Value Portfolio

EQ/Evergreen Omega Portfolio

EQ/FI Mid Cap Value Portfolio

EQ/JPMorgan Core Bond Portfolio

EQ/Lazard Small Cap Value Portfolio

EQ/Mercury Basic Value Equity Portfolio

EQ/MFS Investors Trust Portfolio

EQ/Van Kampen Emerging Markets Equity Portfolio

EQ/Capital Guardian Growth Portfolio

        (formerly, EQ/Putnam Growth & Income Value Portfolio)

EQ/JPMorgan Value Opportunities Portfolio

        (formerly, EQ/Putnam Voyager Portfolio)

EQ/Small Company Index Portfolio

Three Year Reimbursement Period:

EQ/Alliance International Portfolio

EQ/Alliance Large Cap Growth Portfolio

EQ/Ariel Appreciation II Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian International Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Capital Guardian U.S. Equity Portfolio

EQ/Evergreen International Bond Portfolio

EQ/FI Mid Cap Portfolio

EQ/Janus Large Cap Growth Portfolio

EQ/Legg Mason Value Equity Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Marsico Focus Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Wells Fargo Montgomery Small Cap Portfolio